Exhibit 10(ee)-3

AMENDMENT NO. 2

TO

PPL CORPORATION INCENTIVE
COMPENSATION PLAN FOR KEY EMPLOYEES

WHEREAS, PPL Corporation, (“PPL”) has adopted the PPL Corporation Incentive Compensation Plan for Key Employees (“Plan”), effective January 1, 1997; and
WHEREAS, the Plan was amended and restated effective January 1, 2003, and subsequently amended by Amendment No. 1; and
WHEREAS, PPL desires to further amend the Plan;
NOW, THEREFORE, the Plan is hereby amended as follows:
I. Effective October 27, 2006, Section 8H is amended to read:

SECTION 8. STOCK OPTIONS.

H. Term of Option. At the time an Option is granted, CLC shall establish an Option term applicable to such Award. Except as otherwise provided in this Plan or in the Notification, the Option term for any Award shall not end later than the earliest of the following:
(a) the date a Participant violates any noncompete agreement entered into by the Participant and PPL Corporation or an Affiliated Company;
(b) the day before the tenth anniversary of the Date of Grant for such Award; or
(c) the applicable date below:
(1) Termination - The Option term with respect to all Awards to a Participant who has a Termination that is not for Cause shall end 60 days after the date of such Termination; provided, however, that CLC is authorized in its sole discretion to extend the Option term for a reasonable period after such 60 day period. The Option term with respect to all Awards to a Participant who has a Termination for Cause shall end on the date of Termination.
(2) Retirement, Death or Disability - The Option term with respect to all Awards to a Participant who has a death or Disability shall end 36 months after the date of such death or Disability. The Beneficiary shall have the right to exercise the Option in the event of the Participant's death. The Option term with respect to all awards to a Participant who has a Retirement shall end on the earlier of the date specified in paragraph (a) or (b), above.
(3) Change in Control - Notwithstanding anything in this Section 8H to the contrary, the Option term with respect to all outstanding Options and all Awards to a Participant, following a Change in Control, shall end on the earlier of the date specified in paragraph (a) or (b), above.
II.	Except as provided for in this Amendment No. 2, all other provisions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this Amendment No. 2 is executed this         day of ____________________, 2007.

PPL SERVICES CORPORATION		PPL CORPORATION

By:		By:
	John R. Biggar		John R. Biggar
	Executive Vice President and		Executive Vice President and
	Chief Financial Officer		Chief Financial Officer